Exhibit (h)(1)

PRIORITY INCOME FUND, INC.

Maximum Offering of 80,700,556 Shares (or up to $1,283,138,840 of Shares)

DEALER MANAGER AGREEMENT

November 2, 2016

Provasi Capital Partners LP
One Addison Circle
15601 Dallas Parkway, Suite 200
Addison, Texas 75001

Ladies and Gentlemen:
Priority Income Fund, Inc., a Maryland corporation formerly known as Priority Senior Secured Income Fund, Inc. (the “Company”), has registered for public sale a maximum of 80,700,556 shares of its common stock, $0.01 par value per share (the “Shares”), or an aggregate amount of Shares up to $1,283,138,840, to be issued and sold (the “Offering”) (specifically, Class R Common Shares (“Class R Shares”) to be sold to the public through broker-dealers subject to selling commissions and dealer manager fees; Class RIA Common Shares (“Class RIA Shares”) to be sold to the public through registered investment advisors (“RIAs”) and broker-dealers that are managing wrap or other fee-based accounts, subject to dealer manager fees but no selling commissions; Class I Common Shares (“Class I Shares”) to be sold through traditional institutional investment arrangements without selling commissions and dealer manager fees). In addition, the parties hereto generally intend that participants in the Company’s distribution reinvestment plan during this offering will receive a number of Shares determined by dividing the total dollar amount of the distribution payable to a participant by a price equal to 95% of the price that shares are sold in the offering at the closing immediately following the distribution payment date, pursuant to the distribution reinvestment plan. Please see “Distribution Reinvestment Plan” in the prospectus for additional information regarding the plan and all shares are subject to the Company’s right to allocate Share amounts and classes of Shares as described in the Prospectus and subject to discounts and other price adjustments as described in the Prospectus. The Offering is a continuation of an initial public offering of the Company’s Shares that were registered pursuant to a registration statement, File No. 333-182941, that became effective on May 9, 2013. There shall be a minimum initial purchase by any one person of $1,000 of Shares or as otherwise indicated in the Prospectus or in any letter or memorandum from the Company to Provasi Capital Partners LP (the “Dealer Manager”). In connection with the Offering, the Company hereby agrees with you, the Dealer Manager, as follows:
1.    Representations and Warranties of the Company
The Company represents and warrants to the Dealer Manager and each dealer with whom the Dealer Manager has entered into or will enter into a Selected Dealer Agreement (the “Selected Dealer Agreement”) with respect to the Offering, in the form attached to this Dealer Manager Agreement (the “Agreement” or this “Agreement”) as Exhibit A (said dealers being hereinafter called the “Dealers”), that:
1.1    A registration statement with respect to the Offering has been prepared by the Company in accordance with applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “SEC”) promulgated thereunder, and the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder (collectively, the “1940 Act”) covering the Company and the Shares. Such registration statement, which includes a preliminary prospectus, was initially filed with the SEC on or about February 25,

2016 and, as amended, declared effective on November 2, 2016(File Nos. 333-212270 and 811-22725). Copies of such registration statement and each amendment thereto have been or will be delivered to the Dealer Manager. The registration statement, as amended, and the prospectus contained therein, as amended or supplemented, on file with the SEC at the effective date of the registration statement and thereafter (including financial statements, exhibits and all other documents related thereto filed as a part thereof or incorporated therein), and any registration statement filed under Rule 462(b) of the Rules and Regulations, are respectively hereinafter referred to as the “Registration Statement” and the “Prospectus,” except that if the Registration Statement is amended by a post-effective amendment, the term “Registration Statement” shall, from and after the declaration of effectiveness of such post-effective amendment, refer to the Registration Statement as so amended and the term “Prospectus” shall refer to the Prospectus as amended or supplemented to date, and if the Prospectus filed by the Company pursuant to Rule 497 of the Rules and Regulations shall differ from the Prospectus on file at the time the Registration Statement or any post-effective amendment shall become effective, the term “Prospectus” shall refer to the Prospectus filed pursuant to such Rules and Regulations from and after the date on which it shall have been filed with the SEC. Further, if a separate registration statement is filed and becomes effective with respect solely to the Company’s distribution reinvestment plan (a “DRIP Registration Statement”), the term “Prospectus” shall refer to the prospectus included in such DRIP Registration Statement from and after the declaration of effectiveness of such DRIP Registration Statement. Terms not defined herein shall have the same meaning as in the Prospectus.
1.2    The Company has been duly and validly organized and formed as a corporation under the laws of the State of Maryland, with the power and authority to conduct its business as described in the Prospectus.
1.3    On the effective date of the Registration Statement, on the date of the Prospectus and on the date any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the SEC, the Registration Statement and Prospectus, as applicable, complied or will comply in all material respects with the Securities Act, the 1940 Act and the Rules and Regulations and do not and will not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the foregoing provisions of this Section 1.3 will not extend to such statements contained in or omitted from the Registration Statement or Prospectus as are primarily within the knowledge of the Dealer Manager or any of the Dealers and are based upon information furnished by or through the Dealer Manager or by any Dealer in writing to the Company specifically for inclusion therein.
1.4    The Company intends to use the funds received from the sale of the Shares as set forth in the Prospectus.
1.5    No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Shares, except such as may be required under the Securities Act, the 1940 Act or applicable state securities laws, or by the Financial Industry Regulatory Authority, Inc. (“FINRA”).
1.6    No order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for that purpose are pending, threatened or, to the knowledge of the Company, contemplated by the SEC; and to the knowledge of the Company, no order suspending the offering of the Shares in any jurisdiction has been issued and no proceedings for that purpose have been instituted or threatened or are contemplated.

1.7    There are no actions, suits or proceedings pending or to the knowledge of the Company, threatened against the Company at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, that will have a material adverse effect on the business or property of the Company.
1.8    The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company do not and will not conflict with or constitute a default under any charter, bylaw, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws and to the extent that the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws that affect creditors’ rights generally or by equitable principles relating to the availability of remedies.
1.9    The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws and to the extent that the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws that affect creditors’ rights generally or by equitable principles relating to the availability of remedies.
1.10    At the time of the issuance of the Shares, the Shares will have been duly authorized and validly issued, and upon payment therefor, will be fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectus.
1.11    The Company is not in violation of its Second Articles of Amendment and Restatement or its Amended and Restated Bylaws.
1.12    The financial statements of the Company filed as part of the Registration Statement and those included in the Prospectus present fairly in all material respects the financial position of the Company as of the date indicated and, if applicable, the results of its operations for the periods indicated; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.
1.13     The Company is registered with the SEC under the 1940 Act as a closed-end management investment company, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the best of its knowledge, threatened by the SEC, and is in compliance in all material respects with the applicable terms and conditions of the Securities Act, the 1940 Act and the Rules and Regulations. No person is serving or acting as an officer or director of, or investment adviser to, the Company except in compliance with the provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”). Except as disclosed in the Registration Statement and the Prospectus, no director of the Company is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of the Dealer Manager.
1.14    Each of this Agreement, the Selected Dealer Agreement, the Company’s Second Articles of Amendment and Restatement and its Amended and Restated Bylaws, the Investment Advisory Agreement, dated May 9, 2013 (the “Advisory Agreement”), by and between the Company and Priority Senior Secured Income Management, LLC (the “Adviser”), as investment adviser thereunder, and the Administration Agreement, dated May 9, 2013, by and between the Company and Prospect Administration LLC, as administrator thereunder, comply in all material respects with all applicable provisions of the Securities Act, the 1940 Act and the Rules and Regulations, and all approvals of such documents required under the 1940 Act by the Company’s stockholders and/or Board of Directors have been obtained and are in full force and effect.
1.15    The Company has (a) appointed a Chief Compliance Officer and (b) adopted and implemented written policies and procedures which the Board of Directors of the Company has determined are reasonably designed to prevent violations of the federal securities laws in a manner required by and consistent with Rule 38a-1 under the 1940 Act and is in compliance in all material respects with such Rule.
1.16    The Adviser is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act from acting under the Advisory Agreement as an investment adviser to the Company as contemplated by the Registration Statement and the Prospectus, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of the Adviser, threatened by the SEC.
2.    Covenants of the Company
The Company covenants and agrees with the Dealer Manager that:
2.1    It will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Registration Statement, including all amendments, supplements and exhibits thereto, as the Dealer Manager may reasonably request. It will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies as the Dealer Manager may reasonably request in connection with the Offering of the Shares of: (a) the Prospectus in preliminary and final form and every form of supplemental or amended prospectus; and (b) any and all authorized printed sales literature or other sales materials prepared and authorized by the Company for use with potential investors in connection with the Offering (“Authorized Sales Materials”).
2.2    It will furnish such proper information and execute and file such documents as may be necessary for the Company to qualify the Shares for offer and sale under the securities laws of such jurisdictions as the Dealer Manager may reasonably designate and will file and make in each year such statements and reports as may be required. The Company will furnish to the Dealer Manager a copy of such papers filed by the Company in connection with any such qualification.
2.3    It will: (a) if not effective upon the date hereof, use its commercially reasonable efforts to cause the Registration Statement to become effective; (b) furnish copies of any proposed amendment or supplement of the Registration Statement or Prospectus to the Dealer Manager; (c) file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC; and (d) if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, it will use its commercially reasonable efforts to obtain the lifting of such order at the earliest possible time.
2.4    If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Company or the Dealer Manager, the Prospectus or any other prospectus then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will affect the preparation of an amended or supplemental prospectus which will correct such statement or omission. The Company will then promptly prepare such amended or supplemental prospectus or prospectuses as may be necessary to comply in all material respects with the requirements of Section 10 of the Securities Act.
2.5    Each of the representations and warranties contained in this Agreement are true and correct and the Company will comply with each covenant and agreement contained in this Agreement.
2.6    It will be duly qualified to do business as a foreign corporation in each jurisdiction in which it will own or lease property of a nature, or transact business of a type that will make such qualification necessary.
2.7    It intends to satisfy the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), for qualification of the Company as a regulated investment company. The Company will elect to be treated as a regulated investment company under the Code at such time as it so qualifies and will direct the investment of the proceeds of the Offering of the Shares in such a manner, and will exercise reasonable diligence to operate the business of the Company so as to comply with such requirements.

2.8    The Company acknowledges and agrees that the Dealer Manager will not be responsible for typical issuer organization and offering costs or expenses which include, but are not limited to, costs and expenses related to (a) the preparation, filing and printing of the Registration Statement, (b) the preparation, printing and delivery of any offering and marketing materials in connection with the offer, sale, issuance and delivery of the Shares, (c) the Company’s counsel, accountants and other advisors, (d) SEC, FINRA and state blue sky offering related filings and comment process correspondence, (e) transfer agent activities, and (f) travel, meals and lodging of representatives of the Company’s adviser, sponsor and the Company.
3.    Obligations and Compensation of the Dealer Manager
3.1    The Company hereby appoints the Dealer Manager as its agent and principal distributor for the purpose of selling for cash, 80,700,556 shares or up to a maximum of $1,283,138,840 in aggregate amount of Shares, subject to the Company’s right to allocate Share amounts and classes of Shares as described in the Prospectus, directly or through Dealers, all of whom shall be members of FINRA, or registered investment advisors who are paid no commission, or as otherwise described in the Prospectus. The Dealer Manager may also sell Shares for cash directly to its own clients and customers at the public offering price and subject to the terms and conditions stated in the Prospectus. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Shares on said terms and conditions. The Dealer Manager represents to the Company that (a) it is a member of FINRA; (b) it and its employees and representatives have all required licenses and registrations to act under this Agreement; and (c) it has established and implemented anti-money laundering compliance programs in accordance with applicable law, including applicable FINRA rules, SEC rules and the USA PATRIOT Act of 2001, or will require that its Dealers establish and implement such programs, reasonably expected to detect and cause the reporting of suspicious transactions in connection with the sale of Shares of the Company. For the avoidance of doubt, any subscription processing services, transfer agent-related services and other similar stockholder services performed by persons associated with the Dealer Manager are performed on behalf of the Company and are governed by the terms of the Advisory Agreement.
3.2    Promptly after the effective date of the Registration Statement, the Dealer Manager and the Dealers shall commence the Offering of the Shares for cash to the public in jurisdictions in which the Shares are registered or qualified for sale or in which such offering is otherwise permitted. The Dealer Manager and the Dealers will suspend or terminate offering of the Shares upon request of the Company at any time and will resume offering the Shares upon subsequent request of the Company.
3.3    (a)    Subject to the volume discounts and other special circumstances described in or otherwise provided in the “Plan of Distribution” section of the Prospectus or this Section 3.3, the Company agrees to pay the Dealer Manager selling commissions in the amount of 6.0% of the selling price of each Class R Share for which a sale is completed from the Shares offered in the Offering.  The Company will not pay selling commissions for shares issued through the Company’s dividend reinvestment plan (“DRP Shares”) or sales of Class RIA Shares or Class I Shares.  Dealer Manager will reallow all the selling commissions, subject to federal and state securities laws, to the Dealer who sold Class R Shares, as described more fully in the Selected Dealer Agreement. In no event shall the Dealer Manager be entitled to payment of any compensation in connection with the Offering that is not completed according to this Agreement; provided, however, that the reimbursement of out-of-pocket accountable, reasonable and documented expenses actually incurred by the Dealer Manager or person associated with the Dealer Manager shall not be presumed to be unfair or unreasonable and shall be payable under normal circumstances. The Company will not be liable or responsible to any Dealer for direct payment of commissions to any Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions to Dealers. Notwithstanding the above, at the discretion of the Company, the Company may act as agent of the Dealer Manager by making direct payment of commissions to Dealers on behalf of the Dealer Manager without incurring any liability.

(b)    Subject to the special circumstances described in or otherwise provided in the “Plan of Distribution” section of the Prospectus or this Section 3.3, as compensation for acting as the dealer manager, the Company will pay the Dealer Manager, a dealer manager fee in the amount of 2.0% of the selling price of each Class R Share (the “Dealer Manager Fee”) for which a sale is completed from the Class R Shares or Class RIA Shares offered in the Offering. The Dealer Manager may retain or re-allow all or a portion of the Dealer Manager Fee, subject to federal and state securities laws, to a Dealer who sold Shares, as described more fully in the Selected Dealer Agreement.   No Dealer Manager Fee will be paid in connection with DRP Shares or Class I Shares.

(c)    Notwithstanding the foregoing, no commissions, payments or amounts whatsoever will be paid to the Dealer Manager under this Section 3.3 unless or until subscriptions for the purchase of Shares have been accepted by the Company and the gross proceeds of the Shares sold are received by the Company. The Company will not be liable or responsible to any Dealer for direct payment of commissions to such Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions to the Dealers. Notwithstanding the above, at its discretion, the Company may act as agent of the Dealer Manager by making direct payment of commissions to such Dealers without incurring any liability therefor. The Company will not pay selling commissions or a dealer manager fee for shares sold under the DRP as set forth in the “Plan of Distribution” Section of the Prospectus.
3.4    The Dealer Manager represents and warrants to the Company, each owner, director, officer and employee of the Company and each person that signs the Registration Statement that the information under the caption “Plan of Distribution” in the Prospectus and all other information furnished to the Company by the Dealer Manager in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

3.5    The Dealer Manager shall use and distribute in conjunction with the offer and sale of any Shares only the Prospectus (as it may be supplemented or amended from time-to-time) and Authorized Sales Materials.
3.6    The Dealer Manager and the Dealers shall cause Shares to be offered and sold only in such jurisdictions where the Dealer Manager and the respective Dealer are licensed to do so. In addition, the Dealer Manager shall cause Shares to be offered and sold only in those jurisdictions specified in writing by the Company where the offering and sale of its Shares have been authorized by appropriate regulatory authorities and such list of jurisdictions shall be updated by the Company as additional states are added. No Shares shall be offered or sold for the account of the Company in any other jurisdiction.
3.7    The Dealer Manager is a limited partnership validly existing under the laws of the State of Texas.
3.8    No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Dealer Manager of this Agreement, except such as may be required under the Securities Act or applicable state securities laws.
3.9    There are no actions, suits or proceedings pending, or to the knowledge of the Dealer Manager, threatened against the Dealer Manager at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which could be reasonably expected to have a material adverse effect on the Dealer Manager or the ability of the Dealer Manager to perform its obligations under this Agreement or to participate in the Offering as contemplated by the Prospectus.
3.10    The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Dealer Manager will not conflict with or constitute a default under any operating agreement or other similar agreement, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Dealer Manager, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.
3.11    The Dealer Manager has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.
4.    Indemnification
4.1    The Company will indemnify and hold harmless the Dealers and the Dealer Manager, their respective officers and directors and each person, if any, who controls such Dealer or Dealer Manager within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities, joint or several, to which such Dealers or Dealer Manager, their respective officers and directors, or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto, (ii) any Authorized Sales Materials or (iii) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”), or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus or any amendment or supplement to the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Dealer or Dealer Manager, its respective officers and directors and each such controlling person for any legal or other expenses reasonably incurred by such Dealer or Dealer Manager, its respective officers and directors, or such controlling person in connection with investigating or defending such loss, claim, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Dealer or Dealer Manager specifically for use with reference to such Dealer or Dealer Manager in the preparation of the Registration Statement or any such post-effective amendment thereof, any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto; and further provided that the Company will not be liable in any such case if it is determined that such Dealer or Dealer Manager was at fault in connection with the loss, claim, damage, liability or action.
4.2    The Dealer Manager will indemnify and hold harmless the Company and its officers, directors (including any person named in the Registration Statement with his consent to become a director) and each person or firm which has signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof, (ii) any Authorized Sales Materials or (iii) in any Blue Sky Application, or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus, or in any amendment or supplement to the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement or any such post-effective amendments thereof or any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto, or (d) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Shares by the Dealer Manager, or use of “For Broker-Dealer Use Only” materials with members of the public in the offer and sale of the Shares or (e) any failure to comply with applicable laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable FINRA rules, SEC rules, the USA PATRIOT Act of 2001 and the regulations and programs administered by the Office of Foreign Assets Control (“OFAC”) at the U.S. Department of the Treasury, and will reimburse the aforesaid parties, in connection with investigation or defending such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.
4.3    Each Dealer severally will indemnify and hold harmless the Company, the Dealer Manager and each of their officers and directors (including any persons named in any of the Registration Statements with his consent to become a director), each person who has signed the Registration Statement and each person, if any, who controls the Company or the Dealer Manager within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities to which the Company, the Dealer Manager, any such director or officer, or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof, (ii) any Authorized Sales Materials or (iii) in any Blue Sky Application, or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus, or in any amendment or supplement to the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of such Dealer specifically for use with reference to such Dealer in the preparation of the Registration Statement or any such post-effective amendments thereof or any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto, or (d) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Shares by such Dealer or Dealer’s representatives or agents in violation of Section IX of the Selected Dealer Agreement or otherwise, or (e) any failure to comply with applicable laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable FINRA rules, SEC rules, the USA PATRIOT Act of 2001 and the regulations and programs administered by the OFAC at the U.S. Department of the Treasury, and will reimburse the Company and the Dealer Manager and any such directors or officers, or controlling person, in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Dealer may otherwise have.
4.4    Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4, notify in writing the indemnifying party of the commencement thereof and the omission so to notify the indemnifying party will relieve such indemnifying party from any liability under this Section 4 as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 4.5) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.
4.5    The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions for which indemnification is sought pursuant to this Section 4; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.
4.6    The indemnity agreements contained in this Section 4 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Dealer, or any person controlling any Dealer or by or on behalf of the Company, the Dealer Manager or any officer or director thereof, or by or on behalf of the Company or the Dealer Manager, (b) delivery of any Shares and payment therefor, and (c) any termination of this Agreement. A successor of any Dealer or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 4.
4.7    No party shall be entitled to indemnification under this Section 4 if such indemnification of such party would violate Section 17(i) of the 1940 Act.
5.    Survival of Provisions
The respective agreements, representations and warranties of the Company, the Dealer Manager and the Dealers set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Company or any person controlling the Company, and (c) the acceptance of any payment for the Shares.
6.    Applicable Law; Jurisdiction; Venue
This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by the laws of, the State of Delaware; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 6. Jurisdiction for any cause of action arising under this Agreement shall lie exclusively with courts located in the State of Delaware. Venue for any action brought hereunder shall lie exclusively in Wilmington, Delaware.
7.    Counterparts
This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

8.    Successors, Amendment and Waiver
8.1    This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein. This Agreement shall inure to the benefit of the Dealers to the extent set forth in Sections 1 and 4 hereof.
8.2    This Agreement may not be modified or amended except by a formal written instrument (and not by an email or series of emails) signed in blue ink by M. Grier Eliasek as President of the Company or his successor and by the Dealer Manager. No term or provision of this Agreement may be waived except by a formal written instrument signed (and not by an email or series of emails) by the party against whom such waiver is sought; provided, that in the case of the Company, such waiver must be signed in blue ink by M. Grier Eliasek as President of the Company or his successor.
9.    Term
This Agreement may be terminated by either party (a) immediately upon notice to the other party in the event that the other party shall have materially failed to comply with any of the material provisions of this Agreement on its part to be performed during the term of this Agreement or if any of the representations, warranties, covenants or agreements of such party contained herein shall not have been materially complied with or satisfied within the times specified or (b) by either party on 60 days’ written notice.
In any case, this Agreement shall expire at the close of business on the effective date that the Offering is terminated. The provisions of Section 4 hereof shall survive such termination. In addition, the Dealer Manager, upon the expiration or termination of this Agreement, shall (a) promptly deposit any and all funds in its possession which were received from investors for the sale of Shares into the appropriate account as designated by the Company; and (b) promptly deliver to the Company all records and documents in its possession which relate to the Offering and are not designated as dealer copies. The Dealer Manager, at its sole expense, may make and retain copies of all such records and documents, but shall keep all such information confidential. The Dealer Manager shall use its best efforts to cooperate with the Company to accomplish an orderly transfer of management of the Offering to a party designated by the Company. Upon expiration or termination of this Agreement, the Company shall pay to the Dealer Manager all commissions to which the Dealer Manager is or becomes entitled under Section 3 at such time as such commissions become payable.
10.    Confirmation
The Company hereby agrees and assumes the duty to confirm on its behalf and on behalf of the Dealers who sell the Shares all orders for purchase of Shares accepted by the Company. To the extent practicable and permitted by law, all such confirmations may be provided electronically.
11.    Suitability of Investors
The Dealer Manager will offer Shares, and will require in its agreements with the Dealers that the Dealers offer Shares, only to persons who meet the financial qualifications if and to the extent set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company and will only make offers to persons in the states in which it is advised in writing by the Company that the Shares are qualified for sale or that such qualification is not required. In offering Shares, the Dealer Manager will, and in its agreements with the Dealers, the Dealer Manager will require that the Dealers will, comply with the provisions of all applicable rules and regulations relating to suitability of investors. The Dealer Manager shall maintain, or in its agreements with the Dealers shall require the Dealers to maintain, for at least six years, a record of the information obtained to determine that an investor meets the financial qualification and suitability standards imposed on the offer and sale of the Shares (both at the time of the initial subscription and at the time of any additional subscriptions, including initial enrollments and increased participations in the DRP).
12.    Submission of Orders
12.1    Those persons who purchase Shares will be instructed by the Dealer Manager or the Dealer to make their checks payable to “Priority Income Fund, Inc.” The Dealer Manager and any Dealer receiving a check not conforming to this instruction shall return such check directly to such subscriber not later than noon Eastern Time of the next business day following its receipt. Checks received by the Dealer Manager or any Dealer which conform to this instruction shall be transmitted to the Company for deposit along with a completed application, using the form provided by the Company. The Dealer Manager may authorize certain Dealers which are “$250,000 broker-dealers” to instruct their customers to make their checks for Shares subscribed for payable directly to the Dealer. In such case, the Dealer will collect the proceeds of the subscribers’ checks and issue a check for the aggregate amount of the subscription proceeds made payable to “Priority Income Fund, Inc.” Checks of rejected subscribers will be promptly returned to such subscribers.
12.2    If requested by the Company, the Dealer Manager shall obtain, and shall cause the Dealers to obtain, from subscribers for the Shares, other documentation reasonably deemed by the Company to be required under applicable law or as may be necessary to reflect the policies of the Company. Such documentation may include, without limitation, subscribers’ written acknowledgement and agreement to the privacy policies of the Company.
13.    Treatment Under Texas Margin Tax
Selling commissions and any reallowed dealer manager fee paid to the Dealer Manager by the Company under this Agreement, and then paid by the Dealer Manager to the Dealers, are intended to be and shall be treated as “flow-through funds” as that term is used in Section 171.1011(f) and (g) of the Texas Tax Code and as “sales commissions” as that term is used in Section 171.1011(g)(1) of the Texas Tax Code.  The terms of this Agreement shall be interpreted in a manner consistent with the characterization of the amounts of selling commissions and any reallowed dealer manager fees paid by the Dealer Manager to the Dealers as “flow-through funds” for purposes of Section 171.1011(f) and (g) of the Texas Tax Code and “sales commissions” for purposes of Section 171.1011(g)(1).  The references in this paragraph to Sections of the Texas Tax Code include subsequent amendments to such Sections, and subsequent statutes with different designations that contain the same reimbursement requirements.
14.    Due Diligence

The Company will authorize a collection of information regarding the Offering (the “Due Diligence Information”), which collection the Company may amend and supplement from time to time, to be delivered by the Dealer Manager to the Dealers (or their agents performing due diligence) in connection with their due diligence review of the Offering. In the event the Dealer Manager or a Dealer (or its agent performing due diligence) reasonably requests access to additional information or otherwise wishes to conduct additional due diligence regarding the Offering, the Company and the Dealer Manager will reasonably cooperate with such Dealer to accommodate such request; provided, however, any additionally provided information will be subject to the terms of a confidentiality agreement executed by the Dealer Manager and the Dealer.
15.    Notices
15.1    Subject to Section 15.3 below, all notices and other communications provided for herein shall be in writing and shall be delivered by two of the following methods: by hand, by overnight courier service, by certified or registered mail, by telefacsimile or by email (in portable document format (“pdf”) or tagged image file format (“TIFF”)) as follows:

If to the Company:        Priority Income Fund, Inc.
10 E. 40th Street, 44th Floor
New York, New York 10016
Facsimile: (212) 448-9652
Attention:     John F. Barry III
M. Grier Eliasek
John W. Kneisley
Brian H. Oswald
Joseph Ferraro
Daria Becker
Legal Department
Email:         fax@prospectstreet.com
jbarry@prospectstreet.com
grier@prospectstreet.com
jkneisley@prospectstreet.com
Boswald@prospectstreet.com
Jferraro@prospectstreet.com
daria@prospectstreet.com
pa@prospectstreet.com
pl@prospectstreet.com

If to the Dealer Manager:    Provasi Capital Partners LP
One Addison Circle
15601 Dallas Parkway, Suite 200
Addison, Texas 75001
Facsimile: (469) 341-2801
Attention: Chief Executive Officer and President
Email: fmuller@provasicapital.com
seigenbrodt@provasimail.com

15.2    Any party hereto may change its address, facsimile number or email address for notices and other communications hereunder by notice to all of the other parties hereto in accordance with Section 15.1.

15.3    All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given (i) in the case of notices and other communications delivered by hand or overnight courier service, upon actual receipt thereof, (ii) in the case of notices and other communications delivered by certified or registered mail, upon the earlier of actual delivery and the third business day after the date deposited in the U.S. mail with postage prepaid and properly addressed, (iii) in the case of notices and other communications delivered by telefacsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the telefacsimile was sent indicating that the telefacsimile was sent in its entirety to the recipient’s telefacsimile number and (iv) in the case of notices and other communications delivered by email, upon receipt by the sender of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, a return email or other written acknowledgement), provided, that no notice or communication shall be effective until twenty-four (24) hours following the time such notice is deemed to be given pursuant to clauses (i) through (iv) above, as applicable, provided, further, that if a notice or other communication would be deemed to have been given in accordance with the foregoing at any time other than during the recipient’s normal business hours on a business day for such recipient, such notice or other communication shall be deemed given on the next succeeding business day for such recipient.

16.     Severability

All provisions of this Agreement are severable, and the unenforceability or invalidity of any of the provisions of this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement. Should any part of this Agreement be held invalid or unenforceable in any jurisdiction, the invalid or unenforceable portion or portions shall be removed (and no more) only in that jurisdiction, and the remainder shall be enforced as fully as possible (removing the minimum amount possible) in that jurisdiction. In lieu of such invalid or unenforceable provision, the parties hereto will negotiate in good faith to add automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.
17.     No Waiver
Failure by either party to promptly insist upon strict compliance with any of the obligations of the other party under this Agreement shall not be deemed to constitute a waiver of the right to enforce strict compliance with respect to any obligation hereunder.
18.    Assignment
This Agreement may not be assigned by either party, except with the prior written consent of the other party. This Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and permitted assigns.
If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.
If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us effective as of the date first above written.

Very truly yours,

PRIORITY INCOME FUND, INC.

By: /s/ M. Grier Eliasek
M. Grier Eliasek
Chief Executive Officer and President

Accepted and agreed effective as of
the date first above written.

PROVASI CAPITAL PARTNERS LP

By: /s/ Robert F. Muller, Jr.
Robert F. Muller, Jr.,
Chief Executive Officer and President